Exhibit 99.1

Greystone Logistics Announces $1 Million Stock Repurchase Program

TULSA, OK June 28, 2024 Greystone Logistics, Inc. (“Greystone Logistics” or the “Company”) (OTCQB:GLGI) today announced that its Board of Directors has approved a stock repurchase program, pursuant to which the Company is authorized to purchase up to $1 million of its common stock over 12 months. Repurchases pursuant to the stock repurchase program are expected to commence during the second fiscal quarter of 2024.

Under the stock repurchase program, the Company may repurchase shares from time to time in the open market at prevailing market prices, pursuant to one or more Rule 10b5-1 plans, or otherwise. Repurchases under the stock repurchase program will be in accordance with the terms of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and will be made in accordance with applicable laws and regulations in effect from time to time. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including its assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. The Company expects to fund the repurchases by using cash on hand and expected free cash flow to be generated in the future.

Warren Kruger, Chief Executive Officer of Greystone Logistics, commented, “The Board has shown its confidence in the future of Greystone Logistics the last few years by authorizing significant invested capital for growth. There is Board consensus for capitalizing on attractive market opportunities by employing strategic stock buybacks to enhance shareholder value.”

About Greystone Logistics

Greystone Logistics is a "green" manufacturing company that reprocesses recycled plastic and designs, manufactures and sells high-quality 100% recycled plastic pallets that provide logistical solutions for a wide range of industries such as the food and beverage, automotive, chemical, pharmaceutical and consumer products. The Company's technology, including a proprietary blend of recycled plastic resins used in the injection molding equipment and patented pallet designs, allows production of high-quality pallets more rapidly and at lower costs than many other processes. The recycled plastic for Greystone’s pallets helps control material costs while reducing environmental waste and provides cost advantages over users of virgin resin.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact

Brendan Hopkins

Investor Relations

Email: investorrelations@greystonelogistics.com

Phone: (407) 645-5295

https://www.greystonepallets.com